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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

Pricing Supplement No. 60                                  Trade Date: 03/24/03
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 03/27/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is March 25, 2003

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
      CUSIP
       or
   Common Code              Principal Amount          Interest Rate            Maturity Date                Price to Public
   -----------              ----------------          -------------            -------------                ---------------
    91131UFJ8                 $3,751,000.00               4.00%                   03/15/12                       100%


Interest Payment
    Frequency                                          Subject to                       Dates and terms of redemption
  (begin date)              Survivor's Option          Redemption                     (including the redemption price)
----------------            -----------------          ----------                     --------------------------------
    04/15/03                       Yes                     Yes                                  100% 03/15/04
     monthly                                                                              semi-annually thereafter


                              Discounts and
 Proceeds to UPS               Commissions             Reallowance                  Dealer                     Other Terms
 ---------------               -----------             -----------                  ------                     -----------
  $3,700,361.50                $50,638.50                 $2.00               ABN AMRO Financial
                                                                               Services, Inc.
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